Exhibit 99.1

inContact Reports Fourth Quarter and Full Year 2012 Financial Results

Quarterly Highlights Include Record Software Revenue,

Up 42% Year-over-Year

SALT LAKE CITY – February 14, 2013 – inContact, Inc. (NASDAQ: SAAS), the leading provider of cloud contact center software and contact center agent optimization tools, today reported financial results for the fourth quarter and year ended December 31, 2012.

Said Paul Jarman, inContact CEO, “It was another record quarter for inContact and we closed 51 new customers and 11 expansions for a total of 62 contracts. In addition, during the quarter, we added 2 new Fortune 500 customers and booked the largest deal in the company’s history.”

Continued Jarman, “2012 was a great year for inContact driven by growth in the following key areas: new bookings, as we continue our focus on sales and marketing, revenue from existing accounts, as our “land and expand strategy” delivered strong results, and customer retention, as the recurring revenue model continues to demonstrate its true power. These three growth pillars combined to create a powerful result in 2012, giving us a software growth rate for the full year 2012 of 37%.”

Revenue

Consolidated revenue for the quarter ended December 31, 2012 was $30.7 million versus $23.8 million for the same period in 2011. This record consolidated revenue reflects an increase of $4.6 million in Software segment revenue and an increase of $2.4 million in Telecom segment revenue over the same period in 2011. Software segment revenue totaled $15.6 million for the quarter ended December 31, 2012, an increase of 42% from Q4 2011 and the largest organic quarterly sequential increase ever. Telecom segment revenue totaled $15.1 million for the quarter ended December 31, 2012, an increase of 19% from Q4 2011, driven by increases in software-related telecom revenue. This increase marks the ninth consecutive quarter that software and software related telecom revenue has increased.

For the year ended December 31, 2012, Software segment revenue totaled $54.7 million, an increase of 37% from $39.9 million for 2011. For the year ended December 31, 2012, Telecom segment revenue totaled $55.8 million, an increase of 14% from $49.1 million for 2011

Gross Margin

The Q4 Software segment gross margin was 60% versus 56% in Q4 2011, and excluding non-cash charges, non-GAAP Software segment gross margin was 72% for the quarter, versus 68% in Q4 2011. This increase in gross margin is principally attributable to revenue increases in 2012 as well as operational efficiencies and leverage in international infrastructure investments made in Q4 of 2011. Fourth quarter 2012 Telecom segment gross margin was 34% versus 30% in Q4 2011.

Consolidated gross margin percentage was 47% in the fourth quarter compared to 42% for the same period in 2011. Excluding non-cash charges, consolidated gross margin was 54% for the fourth quarter compared to 48% for the same period in 2011.

Net Results

GAAP net loss for the quarter ended December 31, 2012 was $793,000, or ($0.01) per share, as compared to a net loss of $3.1 million, or ($0.07) per share for the same period in 2011. This decrease in net loss is primarily due to the combination of increased revenues and improved margins.

For the full year ended December 31, 2012, the Company reported a GAAP net loss of $5.2 million versus a net loss of $9.4 million for 2011.

Adjusted EBITDA

Earnings before interest, taxes, depreciation, amortization and stock-based compensation (“Adjusted EBITDA”) for the fourth quarter was $2.4 million versus ($761,000) during the same period in 2011. Our increase in Adjusted EBITDA is primarily due to the increase in margins discussed above. Adjusted EBITDA is a non-GAAP measure management believes provides important insight into our operating results (see reconciliation of non-GAAP measures below).

Jarman concluded, “We are pleased to have achieved the high end of our market guidance in 2012 and believe these results have established the foundation for a strong growth trajectory for 2013. We’ve made significant progress over the past year in supporting our resellers, expanding sales and marketing initiatives, developing cutting-edge innovation and delivering unmatched customer satisfaction. This progress, combined with our cloud market leadership, positions us extremely well throughout 2013 and beyond, as the cloud contact center market continues to accelerate.”

CONFERENCE CALL INFORMATION

We will host a conference call to discuss our fourth quarter and year ended 2012 financial results later today, February 14th, 2013, at 4:30 p.m. Eastern time (1:30 p.m. Pacific).

Dial-in Number: 1-866-952-7532

International Dial-in Number: + 1-785-424-1834

Conference ID#: INCONTACT

An audio file of the call will be available after February 16, 2013 on the inContact Investor Relations website at http://investor.incontact.com, in the Webcasts and Presentations section. A replay of the call will be available via telephone after 7:30 p.m. Eastern time today and until February 21, 2013:

Toll-free replay number: 1-877-870-5176

International replay number: + 1-858-384-5517

Replay Pin Number: 12329

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on inContact’s current expectations, estimates and projections about inContact’s industry, management’s beliefs, and certain assumptions made by management, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding projected results of operations and management’s future strategic plans. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, risks associated with inContact’s business model; our ability to develop or acquire, and gain market acceptance for new products, including our new sales and marketing and voice automation products, in a cost-effective and timely manner; the gain or loss of key customers; competitive pressures; its ability to expand operations; fluctuations in its earnings as a result of the impact of stock-based compensation expense; interruptions or delays in our hosting operations; breaches of our security measures; its ability to protect our intellectual property from infringement, and to avoid infringing on the intellectual property rights of third parties; and its ability to expand, retain and motivate our employees and manage its growth. Further information on potential factors that could affect our financial results is included in inContact’s annual report on Form 10-K, quarterly reports of Form 10-Q, and in other filings with the Securities and Exchange Commission. The forward-looking statements in this release speak only as of the date they are made. inContact undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

INCONTACT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2012	December 31, 2011

	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$48,836	$17,724
Restricted cash	81	246
Accounts and other receivables, net of allowance for uncollectible accounts of $831 and $491 respectively	18,043	12,916
Other current assets	3,278	2,526

Total current assets	70,238	33,412
Property and equipment, net	19,862	18,685
Intangible assets, net	1,156	1,394
Goodwill	4,086	4,086
Other assets	1,005	837

Total assets	$96,347	$58,414

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$7,247	$7,180
Accrued liabilities	3,820	2,769
Accrued commissions	1,610	1,291
Current portion of deferred revenue	1,973	1,056
Current portion of long-term debt and capital lease obligations	2,691	2,831

Total current liabilities	17,341	15,127
Long-term debt and capital lease obligations	2,859	5,964
Deferred rent	383	161
Deferred revenue	1,958	946

Total liabilities	22,541	22,198
Total stockholders’ equity	73,806	36,216

Total liabilities and stockholders’ equity	$96,347	$58,414

INCONTACT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Quarter ended December 31,		Year ended December 31,
	2012	2011	2012	2011
	(Unaudited)	(Unaudited)	(Unaudited)
Net revenue:
Software	$15,599	$11,018	$54,705	$39,870
Telecom	15,133	12,737	55,779	49,115

Total net revenue	30,732	23,755	110,484	88,985

Costs of revenue:
Software	6,162	4,869	22,134	16,940
Telecom	10,024	8,957	37,642	35,637

Total costs of revenue	16,186	13,826	59,776	52,577

Gross profit	14,546	9,929	50,708	36,408

Operating expenses:
Selling and marketing	7,717	6,825	28,591	24,563
Research and development	2,790	2,007	9,401	6,354
General and administrative	4,656	3,987	17,140	14,090

Total operating expenses	15,163	12,819	55,132	45,007

Loss from operations	(617)	(2,890)	(4,424)	(8,599)

Other income (expense):
Interest income	—	1	3	1
Interest expense	(33)	(170)	(364)	(507)
Change in fair value of warrants	—	—	—	(158)
Other expense	(74)	(33)	(275)	(91)

Total other expense	(107)	(202)	(636)	(755)

Loss before income taxes	(724)	(3,092)	(5,060)	(9,354)
Income tax expense	(69)	(26)	(120)	(74)

Net loss	$(793)	$(3,118)	$(5,180)	$(9,428)

Net loss per common share:
Basic and diluted	$(0.01)	$(0.07)	$(0.11)	$(0.23)

Weighted average common shares outstanding:
Basic and diluted	53,410	43,980	47,108	40,434

INCONTACT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year ended December 31,
	2012	2011
	(Unaudited)
Cash flows from operating activities:
Net loss	$(5,180)	$(9,428)
Adjustments to reconcile net loss to net cash from (used in) operating activities:
Depreciation of property and equipment	5,047	3,504
Amortization of software development costs	4,133	2,994
Amortization of intangible assets	238	544
Amortization of note financing costs	29	61
Interest accretion	9	16
Stock-based compensation	1,967	1,431
Warrants and stock issued for services	—	67
Change in fair value of warrants	—	158
Loss on disposal of property and equipment	274	95
Intangible assets written off	133	—
Changes in operating assets and liabilities:
Accounts and other receivables, net	(5,178)	(3,522)
Other current assets	(758)	(405)
Other non-current assets	(144)	(375)
Trade accounts payable	92	2
Accrued liabilities	1,245	411
Accrued commissions	319	233
Deferred rent	78	(88)
Deferred revenue	1,929	1,070

Net cash from (used in) operating activities	4,233	(3,232)

Cash flows from investing activities:
Gross decrease in restricted cash	165	—
Contingent purchase price payments	—	(135)
Purchase of intangible assets	(133)	—
Payments made for deposits	(23)	(98)
Proceeds from deposits	—	181
Capitalized software development costs	(5,504)	(4,753)
Purchases of property and equipment	(3,737)	(5,217)

Net cash used in investing activities	(9,232)	(10,022)

Cash flows from financing activities:
Proceeds from issuance of common stock	37,475	23,865
Offering costs payments	(214)	(32)
Proceeds from exercise of options and warrants	3,262	1,182
Proceeds from sale of stock under employee stock purchase plan	280	225
Principal payments on long-term debt and capital leases	(3,163)	(2,234)
Borrowings under promissory note	—	2,500
Payment of debt financing fees	(29)	(79)
Borrowings under the revolving credit notes	7,000	12,730
Payments under the revolving credit notes	(8,500)	(17,500)

Net cash from financing activities	36,111	20,657

Net increase (decrease) in cash and cash equivalents	31,112	7,403
Cash and cash equivalents at the beginning of the year	17,724	10,321

Cash and cash equivalents at the end of the year	$48,836	$17,724

SEGMENT REPORTING

We operate under two business segments: Software and Telecom. The Software segment includes all monthly recurring revenue related to the delivery of our software applications, plus the associated professional services and setup fees and revenue related to quarterly minimum purchase commitments through July 2014, from a related party reseller. The Telecom segment includes all voice and data long distance services provided to customers.

For segment reporting, we classify operating expenses as either “direct” or “indirect.” Direct expense refers to costs attributable solely to either selling and marketing efforts or research and development efforts. Indirect expense refers to costs that management considers to be overhead in running the business. Management evaluates expenditures for both selling and marketing and research and development efforts at the segment level without the allocation of overhead expenses, such as rent, utilities and depreciation on property and equipment.

Operating segment revenues and profitability for the quarters and years ended December 31, 2012 and 2011 were as follows

(in thousands):

	Quarter Ended December 31, 2012			Year Ended December 31, 2012
	Software	Telecom	Consolidated	Software	Telecom	Consolidated
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net revenue	$15,599	$15,133	$30,732	$54,705	$55,779	$110,484
Costs of revenue	6,162	10,024	16,186	22,134	37,642	59,776

Gross profit	9,437	5,109	14,546	32,571	18,137	50,708
Gross margin	60%	34%	47%	60%	33%	46%

Operating expenses:
Direct selling and marketing	6,428	853	7,281	23,758	3,207	26,965
Direct research and development	2,548	—	2,548	8,502	—	8,502
Indirect	4,559	775	5,334	16,688	2,977	19,665

Income (loss) from operations	$(4,098)	$3,481	$(617)	$(16,377)	$11,953	$(4,424)

	Quarter Ended December 31, 2011			Year Ended December 31, 2011
	Software	Telecom	Consolidated	Software	Telecom	Consolidated
	(Unaudited)	(Unaudited)	(Unaudited)
Net revenue	$11,018	$12,737	$23,755	$39,870	$49,115	$88,985
Costs of revenue	4,869	8,957	13,826	16,940	35,637	52,577

Gross profit	6,149	3,780	9,929	22,930	13,478	36,408
Gross margin	56%	30%	42%	58%	27%	41%

Operating expenses:
Direct selling and marketing	5,561	901	6,462	19,810	3,421	23,231
Direct research and development	1,820	—	1,820	5,706	—	5,706
Indirect	3,565	972	4,537	12,734	3,336	16,070

Income (loss) from operations	$(4,797)	$1,907	$(2,890)	$(15,320)	$6,721	$(8,599)

RECONCILIATION of NON-GAAP MEASURES:

“Adjusted EBITDA” is Earnings Before deductions for Interest, Taxes, Depreciation and Amortization and Stock-Based Compensation. “Gross Margin Before deductions for Depreciation and Amortization and Stock-Based Compensation” is Gross Margin before deductions for Depreciation and Amortization and Stock-Based Compensation. Neither are measures of financial performance under generally accepted accounting principles (GAAP). Adjusted EBITDA and Gross Margin Before deductions for Depreciation and Amortization and Stock-Based Compensation are provided for the use of the reader in understanding our operating results and are not prepared in accordance with, nor does it serve as an alternative to GAAP measures and may be materially different from similar measures used by other companies. While not a substitute for information prepared in accordance with GAAP, management believes that this information is helpful for investors to more easily understand our operating financial performance. Management also believes these measures may better enable an investor to form views of our potential financial performance in the future. These measures have limitations as analytical tools, and investors should not consider these measures in isolation or as a substitute for analysis of our results prepared in accordance with GAAP.

Reconciliation of Adjusted EBITDA to Net loss applicable to

common stockholders as it is presented on the Consolidated

Statements of Operations for inContact, Inc.

(in thousands - unaudited)

	Quarter ended December 31,
	2012	2011
Net loss	$(793)	$(3,118)
Depreciation and amortization	2,507	1,831
Stock-based compensation	587	331
Interest income and expense, net	33	169
Income tax expense	69	26

Adjusted EBITDA	$2,403	$(761)

	Year ended December 31,
	2012	2011
Net loss	$(5,180)	$(9,428)
Depreciation and amortization	9,418	7,042
Stock-based compensation	1,967	1,498
Interest income and expense, net	361	506
Income tax expense	120	74

Adjusted EBITDA	$6,686	$(308)

Reconciliation of Consolidated Gross Profit and Margin to Consolidated Gross Profit and Margin Before deductions for Depreciation and Amortization and Stock-Based Compensation, as presented in Segment Reporting for inContact, Inc.

(in thousands - unaudited)

	Quarter ended December 31, 2012		Quarter ended December 31, 2011
	Gross Profit	Gross Margin	Gross Profit	Gross Margin
Consolidated gross profit and margin	$14,546	47%	$9,929	42%

Depreciation and amortization	1,904	6%	1,387	6%
Stock-based compensation	99	0%	85	0%

Consolidated gross profit and margin, excluding non-cash charges	$16,549	54%	$11,401	48%

Reconciliation of Software Segment Gross Profit and Margin to Software Segment Gross Profit and Margin Before deductions for Depreciation and Amortization and Stock-Based Compensation, as presented in Segment Reporting for inContact, Inc.

(in thousands - unaudited)

	Quarter ended December 31, 2012		Quarter ended December 31, 2011
	Gross Profit	Gross Margin	Gross Profit	Gross Margin
Software segment gross profit and margin	$9,437	60%	$6,149	56%

Depreciation and amortization	1,687	11%	1,271	12%
Stock-based compensation	96	1%	81	1%

Software segment gross profit and margin, excluding non-cash charges	$11,220	72%	$7,501	68%

About inContact

inContact (NASDAQ:SAAS) helps contact centers around the globe create profitable customer experiences through its powerful portfolio of cloud contact center software solutions. The company’s services and solutions enable contact centers to operate more efficiently, optimize the cost and quality of every customer interaction, create new pathways to profit and ensure ongoing customer-centric business improvement and growth. To learn more, visit www.inContact.com.

Contacts:

Investor Contact:

Steven Pasko

Market Street Partners

415-445-3238

spasko@marketstreetpartners.com

General Contact:

Mariann McDonagh

inContact

Chief Marketing Officer

801-320-3347

mariann.mcdonagh@inContact.com

inContact® is the registered trademark of inContact, Inc.